                                                                     Exhibit 99

Securities and Exchange Commission
Washington, DC

Arthur Andersen LLP has represented to Storage USA, Inc. that its audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                                STORAGE USA, INC.

                                                Profit Sharing and 401(k) Plan

                                                By: /s/ Christopher P. Marr
                                                   ------------------------
                                                    Christopher P. Marr
                                                    Chief Financial Officer